UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MARPAI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Marpai, Inc.

5701 East Hillsborough Ave, Suite 1417

Tampa, FL 33610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, May 31, 2022

You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of Marpai, Inc. (the “Company”), which will be held at 11:00 a.m. EST on Tuesday, May 31, 2022, at our U.S. office, located at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610. However, we are actively monitoring developments regarding the coronavirus, or COVID-19, pandemic and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the Meeting for the following purposes:

1.	To re-elect seven directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To consider and vote to amend the Company’s 2021 Global Stock Incentive Plan (the “Incentive Plan”), to increase the number of shares authorized for issuance under the Incentive Plan by 6,300,000 from 1,503,421 to 7,803,421;

3.	To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement;

4.	To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our Named Executive Officers;

5.	To ratify the appointment by the Audit Committee of the Board of UHY LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

6.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board has fixed the close of business on April 6, 2022 as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 31, 2022

The proxy statement, proxy card and Annual Report are also available at

http://www.astproxyportal.com/ast/24793

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
Marpai, Inc., 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, Attention: Secretary.

Securities and Exchange Commission (the “SEC”) rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/24793. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. To vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call (646) 303-3483. You may also find directions at http://www.astproxyportal.com/ast/24793.

By order of the Board of Directors,

/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Executive Officer

Tampa, Florida

April 7, 2022

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

Annex A	First Amendment to 2021 Global Stock Incentive Plan	A-1

PROXY STATEMENT

Marpai, Inc.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. EST on May 31, 2022

5701 East Hillsborough Ave, Suite 1417

Tampa, FL 33610

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board (the “Board”) would like you, as a stockholder, to vote at an Annual Meeting of the Stockholders (the “Meeting”), which will take place at 11:00 p.m. EST on Tuesday, May 31, 2022, at our U.S. office, located 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610. However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, pandemic and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about April 25, 2022 to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Marpai, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the annual meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on April 6, 2021 (the “Record Date”), there were 20,299,708 shares of Class A Common Stock (the “Common Stock”), issued and outstanding. Each share of Common Stock is entitled to one vote per share. If such quorum shall not be present or represented, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock on the Record Date may attend and vote at the Meeting. There were 20,299,708 shares of Common Stock outstanding on the Record Date. All shares of Common Stock have one vote per share.

What is the proxy card?

The proxy card enables you to appoint Edmundo Gonzalez, our Chief Executive Officer and Secretary, and/or Yoram Bibring, our Principal Financial Officer and Accounting Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.	To re-elect Edmundo Gonzalez, Yaron Eitan, Damien Francis Lamendola, Gonen Antebi, Mohsen Moazami, Vincent Kane, and Coleen DiClaudio as directors to serve on the Board for a one-year term that expires our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

2.	To consider and vote to amend the Company’s 2021 Global Stock Incentive Plan (the “Incentive Plan”), to increase the number of shares authorized for issuance under the Incentive Plan by 6,300,000 shares from 1,503,421 to 7,803,421 (the “Incentive Plan Proposal”);

3.	To consider and approve, by a nonbinding advisory vote, the compensation of our Named Executive Officers as described below under “Compensation of Executive Officers and Directors” (the “Advisory Vote on the Compensation of our Named Executive Officers”)

4.	To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our Named Executive Officers (the “Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers”)

5.	To ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of UHY LLP (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

6.	To transact any other business as may properly come before the Meeting or any adjournments thereof.

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1)       You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for the Election of Directors Proposal;

•	for the Incentive Plan Proposal;

•	for the Advisory Vote on the Compensation of our Named Executive Officers;

•	For the Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers;

•	for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	according to the best judgment of either Mr. Gonzalez or Mr. Bibring if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)       You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)       You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/24793. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Edmundo Gonzalez, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1, 2, 3 and 4 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1, 2, 3 and 4 without your instructions.

Our management believes that Proposal 5 is a “routine” matter for which brokers will have authority to vote your shares at the Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote your shares at the Meeting in relation to this matter. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares are voted at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the election of each of the Director Nominees. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Advisory Vote on the Compensation of our Named Executive Officers?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy, is required for approval of the Advisory Vote on the Compensation of our Named Executive Officers. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Advisory Vote on the Compensation of our Named Executive Officers. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers?

The choice of frequency that receives the highest number of votes will be considered as the frequency that our stockholders are recommending for us to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Yoram Bibring, at ybibring@marpaihealth.com or by sending a letter to Mr. Bibring at offices of the Company at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until our next annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Edmundo Gonzalez	48	Chief Executive Officer, Secretary and Director
Yoram Bibring	64	Chief Financial Officer
Ronnie S. Brown	68	Chief Operating Officer
Arthur Hoath, IV	52	Chief Revenue Officer
Alice Perola Roth	60	President (Marpai Labs)
Lutz Finger	50	President, Product and Development
Yoran Eitan	64	Chairman of the Board of Directors
Damien Francis Lamendola	65	Director
Gonen Antebi	48	Director
Mohsen Moazami	61	Director
Vincent Kane	48	Director
Coleen DiClaudio	43	Director

Edmundo Gonzalez, Chief Executive Officer, Secretary and Director

Mr. Gonzalez has served as our Chief Executive Officer, Secretary, and a member of our Board since inception. He also served as the co-founder and Chief Executive Officer of Marpai Health, Inc. (“Marpai Health”) since its inception in February 2019. He is the current owner of Grays West Ventures, LLC, a company through which he provided consultant services.

Mr. Gonzalez is a technology entrepreneur and investor in private and publicly traded companies with over 20 years of experience. From December 2013 to December 2018, Mr. Gonzalez served as a Partner of CNTP’s US VC Partners Management, LLC, a management company running CNTP’s series of investment funds, where he analyzed potential investments, structured deals, and monitored companies post-investment. From October 2015 to September 2020, Mr. Gonzalez served as a consultant to, and Co-founder and Chairman of the board of directors of FreightHub, Inc., a digital cross-border logistics company, which is now completing a transaction to become a publicly-traded company. Mr. Gonzalez also currently serves as Manager of Grays West Ventures LLC, Manager of Grays West Ventures II LLC, Manager of Grays West Real Estate LLC, and Manager of Selway Capital LLC.

Previously, Mr. Gonzalez was the co-founder and member of the Board of 340Basics Technologies, a healthcare IT company that grew from zero to $40 million of revenue in 5 years. He received a B.A. from Harvard University and an M.B.A. from Columbia Business School.

We believe that Mr. Gonzalez is qualified to serve as a member of our Board based on his experience building successful companies and analyzing potential investments, and perspective he brings as the former Chief Executive Officer of Marpai Health.

Yoram Bibring, Chief Financial Officer

Mr. Bibring has served as our Chief Financial Officer since September 1, 2021. In recent years, Mr. Bibring has focused on working with healthcare and technology companies. Mr. Bibring served as Chief Financial Officer at Touchcast, Inc. from October 2020 to August 2021. From January 2020 to October 2020, Mr. Bibring served as Chief Financial Officer of MKM Ventures. He served as Chief Financial Officer of SundaySky, Inc. from July 2017 to March 2018. Mr. Bibring served as Chief Financial Officer at Earnix from November 2016 July 2017.

Mr. Bibring is a finance and accounting veteran with over 20 years of experience. He received a B.S. from Tel Aviv University.

Ronnie S. Brown, Chief Operating Officer

Ms. Brown has served as our Chief Operating Officer since April 1, 2021. She also served as a Senior Advisor for Marpai Health from February 2020 to April 2021, providing advice and counsel to Marpai Health relevant to self-funded health programs and the integration of technology in processing claims. From January 2016 to January 2020, she served as Vice President of Client Services and Special Projects at Inetico (currently Valenz Health). Prior to that, from January 2013 to January 2016, Ms. Brown served as Chief Operating Officer at Zelis Healthcare (formerly Pay-Plus Solutions). Ms. Brown served as Vice President of Business Development for Inetico (currently Valenz Health) from 2011 to 2013. From March 2009 to July 2011, she served as Chief Operating Officer at First Services Administrators, a Florida-based Third Party Administrator. From June 1988 to February 2009, she served as Regional Vice President of Self Insured Benefit Administrators, a Florida-based Third Party Administrator.

She is a healthcare industry veteran with over 30 years of experience in the self-funded healthcare insurance market. She has diverse experience in healthcare operations, benefit plan administration, cost containment, health care analytics, medical stop-loss, and electronic provider payments. A frequent industry speaker, she served as national Chairperson of the Society of Professional Benefit Administrators and has been a presenter at Self Insurance Institute of America’s conferences. She received an AA from New York Technical College.

Arthur Hoath, Chief Revenue Officer

Mr. Hoath has served as our Chief Revenue Officer since April 5, 2021. He is a sales and marketing leader with over 20 years of experience in several healthcare sectors, including healthcare cost management, payer management, and specialty managed care. He has also been very active in industry conferences, such as HCAA, SIIA and SPBA.

Mr. Hoath served as Senior Vice President of Sales and Marketing at AMPS (Advanced Medical Pricing Solutions) from October 2019 to April 2021, where he managed strategic sales and marketing for next-generation medical claims solutions for payers, brokers, and employers. He also served as Executive Vice President of Business Development at Inetico (currently Valenz Health) from January 2016 to October 2019, and Executive Vice President of Sales and Marketing at Zelis (formerly Pay-Plus Solutions) from April 2013 to January 2016. He received a B.S. from West Chester University.

Alice Perola Roth, President of Marpai Labs

Ms. Roth has served as our President of Marpai Labs since July 17, 2021. Ms. Roth served as CEO of MAO Food Technologies Ltd. from January 2020 to July 2021. From August 2017 to December 2018, Ms. Roth was Business Unit Manager for one of the Property & Casualty Platforms at Sapiens. From May 2016 to February 2017, Ms. Roth served as the CEO of Enolog Wise Technologies Ltd. From August 2011 to February 2016, Ms. Roth served as the VP of Research & Development and General Manager of Israel at DVTEL.

Ms. Roth is a technology and innovation leader with over 20 years of experience. She received a B.S. from Tel Aviv University.

Lutz Finger, President, Product and Development

Mr. Finger has served as our President, Product and Development since February 28, 2022. Prior to his appointment, from 2018 to 2022, Mr. Finger served as Group Product manager at Google Health, a division of Google Inc. where he led the population health effort. From 2016 to 2017, he also served as the Director of Product Analytics at Snap Inc. (NYSE: SNAP). In addition, since 2022, he also serves as an advisor at HV Capital Manager GmbH, a venture capital company focused on product management and artificial intelligence. Since 2021, Mr. Finger has also served as an advisor to 1&1 Mail & Media Beteiligungen GmbH, a subsidiary of United Internet AG, a global internet services company. Mr. Finger also serves as a senior lecturer at the Samuel Curtis Johnson Graduate School of Management at Cornell University, as well as an external contributor at Forbes magazine.

Yaron Eitan, Chairman of the Board

Mr. Eitan has served as Chairman of our Board since April 1, 2021. He served Chairman of the board of directors of Marpai Health since its inception in February 2019. Mr. Eitan has also served as a member of the board of directors of Nano Dimension, Ltd. (Nasdaq: NNDM) since April 2020, and he continues to serve in this role. He served as Executive Chairman of the board of directors of DeepCube Ltd. from February 2017 to March 2021. Mr. Eitan also continues to serve Emporus, Ltd. as a Chairman since February 2020, and Selway Capital LLC as Managing Partner since December 2008.

Mr. Eitan is a technology entrepreneur and investor of private and publicly traded companies with over 30 years of experience. He is the Chairman of deep learning company Emporus Technologies, Ltd. Previously, he was the Chairman of deep learning company DeepCube, Ltd. and co-founder and co-Chairman of 340Basics Technologies. He was a Partner at CNTP, a multi-stage investment fund, where he led all Israeli investments, and he has been a member of the board of directors of several technology companies. He received a B.S. from Haifa University and an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe that Mr. Eitan is qualified to serve as a member of our Board based on his significant technology and entrepreneurship expertise, the perspective he brings as the former Chairman of Marpai Health, and his deep learning background.

Damien Francis Lamendola, Director

Mr. Lamendola joined our Board on April 1, 2021. Mr. Lamendola founded Continental Benefits, LLC (“Continental Benefits“) in 2013 and was previously the Chief Executive Officer until 2019. Mr. Lamendola has served as President of HillCour Holding Corporation (f/k/a Welldyne Holding Corp.) since March 2002, and he continues to serve in this role. Mr. Lamendola also continues to serve HillCour Holding Corporation as a Board Member since 2017, WellDyneRx, LLC as a Board Member since 2017, and HillCour Investment Fund, LLC as Manager since 2017.

As President of HillCour Holding Corporation, Mr. Lamendola leads and oversees all strategic operations of multiple operating companies in the health care space. He received a B.S. from McNeese State University and an M.B.A. from Washington University.

We believe that Mr. Lamendola is qualified to serve as a member of our Board based on his perspective and experience building and leading strategic corporate operations and his expertise in the health care industry.

Gonen Antebi, Director

Mr. Antebi joined our Board on October 28, 2021. Mr. Antebi has served as Chief Executive Officer of 340B Technologies d/b/a Nuvem since May 2015, and he continues to serve in this role. He also served as the Chief Financial Officer of Nuvem between May 2015 and November 2020.

As Chief Executive Officer of 340B Technologies d/b/a Nuvem, Mr. Antebi oversees all strategic operations. As the Chief Financial Officer, he oversaw Nuvem’s accounting and reporting, tax and Financial Planning and Analysis functional departments and had direct responsibility for analyzing Nuvem’s financial strengths and weaknesses, cash management and forecasting. Mr. Antebi worked closely with independent accounting firms to issue quarterly and annual financial reports and controlled day-to-day risk management activities. He received a B.A. from The College of Management Academic Studies.

We believe that Mr. Antebi is qualified to serve as a member of our Board based on his perspective and experience leading strategic corporate operations and his financial expertise and experience in the health care industry.

Mohsen Moazami, Director

Mr. Moazami joined our Board on March 30, 2022. Mr. Moazami has had a distinguished career in the technology industry spanning various roles from, founder/Chief Executive Officer leading his company to a strong exit (Accenture), Fortune 50 executive and venture capital investing. He is a 2010 recipient of Ellis Island Medal of Honor. Since March 2019, Mr. Moazami has served as the Managing Partner of Seif Capital, a venture capital and advisory firm he founded. Since February 2021, he has also served as Chairman of the Board of Astrea Acquisition Corporation (Nasdaq: ASAXU). From April 2013 to December 2018, Mr. Moazami served as Managing Director of CNTP, a novel global tech investment firm he founded to combine the best attributes of the venture capital and private equity business models. Prior to this, he spent 11 years as a member of the Cisco executive staff where he most recently was on the senior leadership team of the Emerging Markets which covered 132 countries. He has served on a variety of boards including Zoomdata, Aerospike, vArmour, Frame, Deep Instinct and Kaazing. Mr. Moazami received a Bachelor of Science from University of California, San Diego and a Masters in Engineering from Stanford University.

We believe Mr. Moazami is well-qualified to serve on our Board based on his business experience and relationships and contacts.

Vincent Kane, Director

Mr. Kane joined our Board on October 28, 2021. Mr. Kane has served as Senior Director & Actuary of Health and Group Benefits at Willis Towers Watson, a global risk management, insurance brokerage and advisory company, since February 2011, and he continues to serve in this role. As a Senior Director, Mr. Kane provides senior actuarial consulting on client strategic design, pricing, financial analysis, health analytics and intellectual capital development at Willis Towers Watson New England. Previously, he was an actuary at Tufts Health Plan, Verisk Health, Manulife Financial and Aetna. Mr. Kane received a B.A. from Harvard University and an M.A. from The Wharton School of the University of Pennsylvania.

We believe that Mr. Kane is qualified to serve as a member of our Board based on his perspective and experience leading health analytics and intellectual capital development projects, and his experience in the health care industry.

Coleen DiClaudio, Director

Ms. DiClaudio joined our Board on October 28, 2021. Ms. DiClaudio has served as President and Founder of 340B Technologies d/b/a Nuvem since August 2014, and she continues to serve in this role. Ms. DiClaudio also continues to serve SRAX, Inc. as a member of its board of directors since September 2017, and she served as vice president of business development of CompleteCare Health Network from June 2009 through August 2014.

As President and Founder of 340B Technologies DBA Nuvem, Ms. DiClaudio oversees day-to-day operations. She received a master’s degree of Public Health from the University of Medicine and Dentistry of New Jersey and a bachelor’s degree in Public Health from Stockton University.

We believe that Ms. DiClaudio is qualified to serve as a member of our Board based on her experience in business development and the healthcare technology sector, as well as her entrepreneurial background.

Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The election of each of the Director Nominees requires the affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

INCENTIVE PLAN PROPOSAL

On March 30, 2022, the Board, upon the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), unanimously approved an amendment to the Incentive Plan (the “Plan Amendment”), subject to stockholder approval, for a one time increase of the number of shares of Common Stock authorized for issuance under the Incentive Plan by 6,300,000 shares from 1,503,421 to 7,803,421.

The full text of the proposed Plan Amendment is set out in Annex A to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the Incentive Plan. Stockholders are being asked to approve the Plan Amendment.

Reasons for the Plan Amendment

The purpose of our Incentive Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. We intend to use part of the increased number of shares that may become available pursuant to the Plan Amendment to issue awards to board members, employees, consultants, advisors and service providers in lieu of cash payments that are, or may be, owed, as a way to preserve our cash. Our Board believes that the number of shares of Common Stock subject to the Incentive Plan remaining available is insufficient to achieve the purpose of the Incentive Plan. Therefore, our Board believes the Plan Amendment is necessary to increase the number of shares of Common Stock available under the Incentive Plan, which will allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to preserve our cash, to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Incentive Plan. This will provide us with the ability to grant more awards than are currently available under the Incentive Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Incentive Plan consisting of full value awards, options to purchase shares of Common Stock and stock grants may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock that may be issued as awards under the Incentive Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

Description of the Incentive Plan

General. On May 7, 2021, our Board and the holders of all of our issued and outstanding shares of common stock approved the adoption of our Incentive Plan which is comprised of (i) an Israeli Sub-Plan that is designated for Israeli residents; and (ii) a U.S. Sub-Plan for U.S. persons. The Incentive Plan provides for the grant of incentive stock options, restricted stocks, restricted stock units, and other equity-based awards (collectively, the “Awards”). We had reserved a total of 1,503,421 shares of Common Stock for grants of Awards to our employees, directors, advisory board members, consultants and the like (collectively, the “Participants”) under the Incentive Plan (including the Israeli Sub-Plan and the U.S. Sub-Plan) or otherwise as shall be determined by the Board or any committee designated by it. No option grants shall be made under the Incentive Plan or the Israeli Sub-Plan until the date which is 30 days after filing the relevant forms with the Israeli Tax Authority (the “ITA”), or such earlier date at which the Incentive Plan may be approved by the ITA. The Incentive Plan shall expire in May 2031.

If any Common Stock with respect to which the Participant has the right to purchase and/or receive under the Incentive Plan shall terminate, expire, or otherwise cease to exist, such Common Stock shall again be available for grant as Awards under the Incentive Plan. To date, incentive stock options for 1,503,421 shares of Common Stock have been approved by the Board for grant under the Incentive Plan, with 25% of the options vesting on the first anniversary of the grant, and 6.25% at the end of each sequent three-month period over the following three years.

As of the Record Date, 2,670 shares were available for future grants under the Incentive Plan. If the proposal for the Plan Amendment is approved, then the maximum number of shares of Common Stock reserved for grant of awards under the Incentive Plan will be 7,803,421.

U.S. Tax Treatment. The following description of the federal income tax consequences of awards is general and does not purport to be complete.

Incentive Stock Options

Generally, a participant incurs no federal income tax liability on either the grant or the exercise of an incentive stock option (“ISO”), although a participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the participant will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but we may be entitled to a tax deduction if the participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the participant recognizes income.

Nonqualified Stock Options

A participant realizes no taxable income when a nonqualified stock option is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the option and the exercise price paid is taxed as ordinary compensation income (subject to employment taxes and withholding) when the option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A participant may elect (as described under Restricted Stock below) to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

We receive no tax deduction on the grant of a nonqualified stock option, but may be entitled to a tax deduction when a participant recognizes ordinary compensation income on or after exercise of the option, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, in the same amount as the income recognized by the participant.

Stock Grants

With respect to stock grants under our Incentive Plan that are made without any restrictions, a participant generally recognizes ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any). We generally will be entitled to a deduction in an amount equal to the ordinary compensation income recognized by a participant, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Restricted Stock

If stock is awarded subject to restrictions, a participant generally will not recognize income at the time of the award, but will instead recognize ordinary compensation income equal to the excess of the fair market value of the shares received over the amount paid (if any) when restrictions on transferability or that otherwise constitute a substantial risk of forfeiture lapse.

A participant may elect to be taxed at the time of the receipt of the shares, rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares, the participant would not be entitled to any tax deduction for the amount of previously recognized ordinary compensation income (he or she will be entitled to a capital loss for the amount paid (if any) for the shares). The participant must file a so-called Section 83(b) election with the Internal Revenue Service within 30 days of the receipt of the shares.

We generally will be entitled to a deduction at the time, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, and in an amount equal to, the ordinary compensation income is recognized by the participant.

When the stock is subsequently sold, the participant generally will recognize capital gain or loss (short-term or long-term, as applicable) equal to the difference between the amount realized upon the sale of the shares and his or her tax basis (generally the amount paid plus any ordinary compensation income recognized). An additional 3.8% Medicare tax may be due with respect to net investment income, including capital gains from the disposition of shares, to the extent total adjusted income exceeds applicable thresholds.

Dividends

A participant will generally not receive the benefit of dividends prior to the exercise of an option. Unless an election under Section 83(b) of the Code has been made, the full amount of dividends or other distributions of property made with respect to stock awards before the lapse of any applicable restrictions (Restricted Stock) will constitute ordinary compensation income, and we are generally entitled to a deduction, subject in the case of certain executives to limitations on the deductibility of compensation under Section 162(m) of the Code, at the same time and in the same amount as the income is realized by the participant.

Section 162(m) of the Code

Historically, and as a result of Section 162(m) of the Code, the Company’s deduction for certain equity awards was limited to the extent that the Chief Executive Officer and the three other most highly compensated executive officers, but not including our principal financial officer received compensation in excess of $1 million a year (other than performance-based compensation that otherwise met the requirements of Section 162(m) of the Code). In the case of options, the performance-based exception was satisfied if, in addition to other requirements, the plan under which the options are granted was approved by stockholders, the grants were made by a committee of outside directors and the amount of compensation a person can receive was based solely on an increase in the value of the stock after grant.

The Tax Cuts and Jobs Act of 2017 (the “TCJA”) modified the group of individuals to whom payments of compensation in excess of $1,000,000 paid in any year is not deductible to generally include to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. It also eliminated after 2017 the performance-based compensation exception, which may have applied to one or more of our outstanding options or other forms of equity award. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

Israeli Tax Treatment. The following is a summary of the Israeli income tax consequences of certain transactions under the Incentive Plan with regard to the granting of awards to Israeli Participants. It is general and does not purport to be comprehensive.

Generally, the Incentive Plan provides for the granting of awards to employees, directors and consultants under either Section 102 or Section 3(i) of the Israeli Income Tax Ordinance (New Version) 1961 (“ITO”). The awards granted under the Incentive Plan to employees and officeholders, who are not controlling shareholders (as defined in the ITO) are subject to the “capital gains tax route” under Section 102 of the ITO (the “Capital Gains Tax Route”), and the awards granted to Participants in the Incentive Plan who do not qualify to receive awards under the Capital Gains Tax Route, including consultants, service providers and controlling shareholders, are subject to Section 3(i) of the ITO.

The Capital Gains Tax Route generally provides for a reduced tax rate of 25% on gains realized upon the sale of the award’s underlying shares, subject to the fulfillment of certain procedures and conditions including the deposit of such awards (or shares issued upon their exercise or shares in case restricted stock was granted) for a requisite period of time with a trustee approved by the Israeli Tax Authority (currently, 24 months from the date of grant). Notwithstanding the above, in any event where the exercise price of the underlying shares subject to the awards is less than the fair market value of the underlying shares at the time of grant of the awards (calculated as the average value of a company's shares on the 30 trading days preceding the date of grant), such amount will be deemed ordinary income of the award holder, taxed at the applicable marginal tax rate (up to 50% in 2016) together with health insurance and social security insurance payments, on the date of sale of the underlying shares and/or the date of the release of such underlying shares from trust. In the event the requirements of Section 102 of the ITO for the allocation of awards according to the Capital Gains Tax Route are not met, the benefit attributed to the award holder as a result of the grant of such awards will be taxed as ordinary work income at applicable marginal income tax rates (together with health insurance and social security insurance payments). For as long as the restricted stock or the shares issued upon exercise of awards are registered in the name of the trustee, the voting rights with respect to such shares will remain with the trustee. Under the Capital Gains Tax Route, a company, or its Israeli subsidiary, as the case may be, is generally not entitled to recognize a deduction for Israeli tax purposes on the gain recognized by the award holder upon sale of the shares underlying the awards (except for such amount that will be deemed ordinary income of the award holder as explained above). Our Israeli subsidiary will be required to withhold applicable tax (and social security and national health insurance charges, if applicable) at source on behalf of the award holder and may be required to pay social security and national health insurance charges.

Generally, with respect to a holder of an award under Section 3(i) of the ITO that is not registered for trade, the taxable event shall take place on the date of exercise of the award into shares, and the income will be classified as regular employment or work income subject to marginal tax rates (if the participant is an individual) or corporate tax rates (if the participant is a corporation).

The following table provides information as of December 31, 2021, with respect to options outstanding under the Incentive Plan and the Company’s other equity compensation arrangements.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,472,988	$1.92	2,670
Equity compensation plans not approved by security holders	--	$--	--
Total	1,472,988	$1.92	2,670

 Required Vote

The holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the ”Exchange Act”), and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement (“Named Executive Officers”), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Compensation of Executive Officers and Directors” elsewhere in this proxy statement.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the Company's Named Executive Officers as described in this proxy statement, including the “Compensation of Executive Officers and Directors” section, the compensation tables and the other narrative compensation disclosures.”

Required Vote

The holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the Advisory Vote on the Compensation of our Named Executive Officers. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

The opportunity to vote on this Proposal No. 3 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this Proposal No. 3 is not binding upon us and serves only as a recommendation to our Board.  Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including a separate proposal subject to stockholder vote to recommend, on a non-binding, advisory basis, whether a non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers (that is, a vote similar to the non-binding, advisory vote in Proposal No. 3 above) should occur every one, two or three years.

By voting with respect to this Proposal No. 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on our Named Executive Officer compensation once every one, two, or three years. Stockholders also may, if they so wish, abstain from casting a vote on this proposal.

The Board has considered the frequency of the advisory vote on the compensation of our Named Executive Officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our Named Executive Officers to our stockholders every three years.

In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered its past practice of successfully utilizing this frequency, as well as how an advisory vote at this frequency provides our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years also permits our stockholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our Named Executive Officers every three years. Your vote, however, is not to approve or disapprove the Board’s recommendation.

When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our Named Executive Officers every year, every two years or every three years, or you may abstain from voting.  If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every three years as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our Named Executive Officers.

The choice of frequency that receives the highest number of “FOR” votes will be considered as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our Named Executive Officers.  The Board will consider the outcome of the vote when making future decisions on executive compensation.  However, as an advisory vote, the vote on this Proposal No. 4 is not binding upon us, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders. Our Board has not yet determined the frequency with which we will hold future stockholder advisory votes on named executive officer compensation required by Section 14A of the Exchange Act or when the next such stockholder advisory vote on named executive officer compensation will occur following the Meeting.

Required Vote

The choice of frequency that receives the highest number of votes will be considered as the frequency that our stockholders are recommending for us to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Advisory Vote on the Frequency of the Advisory Vote on Compensation of Our Named Executive Officers. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE EVERY THREE YEARS ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICER.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

On March 30, 2022 , the Audit Committee appointed the firm of UHY LLP to serve as our independent auditors for our fiscal year ending December 31, 2022. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2023. A representative of the Auditor is not expected to be present at the Meeting.

Required Vote

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

CORPORATE GOVERNANCE

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board determined that Messrs. Antebi, Kane and Moazami and Ms. DiClaudio are “independent directors” as defined in the Nasdaq Listing Rules and Rule 10A-3 promulgated under the Exchange Act.

Meetings of the Board

Our Board met in telephonically 2 times during the fiscal year ended December 31, 2021 and also acted by unanimous written consent on 8 occasions. Each member of our then current Board was present at all the Board meetings held.

Board Committees

Our Board has established two standing committees: Audit and Compensation.

Audit Committee

Our Audit Committee is comprised of Messrs. Antebi and Kane and Ms. DiClaudio, each of whom is an independent director. Mr. Antebi is the Chairman of the Audit Committee. Mr. Antebi is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee charter is available on our website at http://www.marpaihealth.com under the Governance & Management section.

The Audit Committee’s duties, which are specified in the charter include, but are not limited to:

●	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;
●	monitoring the independence of the independent registered public accounting firm;
●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
●	inquiring and discussing with management our compliance with applicable laws and regulations;
●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed, and establishing pre-approval policies and procedures;
●	appointing or replacing the independent registered public accounting firm;
●	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
●	monitoring compliance on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance;
●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;
●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;
●	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;
●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and
●	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our Board, with the interested director or directors abstaining from such review and approval.

The Audit Committee met telephonically on one occasion during the fiscal year ended December 31, 2021. Each of the members of the Audit Committee attended all the meetings held by the Audit Committee during the time each director served as a member of the committee.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Antebi and Kane and Ms. DiClaudio. Ms. DiClaudio is the Chairman of the Compensation Committee.

The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions. The Compensation Committee charter is available on our website at http://www.marpaihealth.com under the Governance & Management section.

The Compensation Committee’s duties, which are specified in the charter include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
●	reviewing and approving the compensation of all of our other Section 16 executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
●	producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee didn’t meet during the fiscal year ended December 31, 2021.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Gonen Antebi, Vincent Kane, Mohsen Moazami and Coleen DiClaudio. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each Committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through Committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

 The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Advisory Board

Our board of advisors assists the management team with sourcing and evaluating A.I. and healthcare business opportunities, and devising plans and strategies to optimize our market opportunities where A.I. and healthcare payer businesses intersect. None of our advisors have any fiduciary obligations to present business opportunities to us. Although we do not pay cash compensation to any of our advisors for their services, they are reimbursed for any-of-pocket expenses in connection with rendering their services and are eligible for stock option awards.

Dr. Eli David, Chief Science Advisor

Dr. David has served as our Chief Science Advisor since April 1, 2021 and is the Chairman of our Advisory Board. He was the Chief Scientist of Marpai Health immediately prior to that, and a member of Marpai Health’s board of directors from June 2019 to January 2021. He is the current owner of Evolint, Ltd, a company through which he provides consultant services.

Dr. David is a leading expert in the field of artificial intelligence, specializing in deep learning and evolutionary computation. He has served as the Chief Technology Officer of Machine Learning/Deep Learning since April 2021 and a member of the board of directors of Nano Dimension, Ltd. (Nasdaq: NNDM) since January 2021, and he continues to serve in these roles. He has served as co-founder and a member of the board of Emporus Technologies since June 2019 and continues to serve in this role. He has also served as co-founder and Chief Technology Officer of DeepCube Ltd. from January 2018 to March 2021. Dr. David also continues to serve: Deep Instinct Ltd, as a Scientific Advisor since May 2015; Evolint Ltd, as a Consultant since April 2015; and Bar-Ilan University, as a Lecturer since March 2005.

Dr. David teaches university courses on deep learning and has also published over 50 papers in leading artificial intelligence journals, mostly focusing on applications to real-world domains. He has won several awards, including the Technology Pioneer award by the World Economic Forum. Previously, he was the co-founder of Deep Instinct, the first company to apply deep learning to cybersecurity, and Fifth Dimension. He received a B.S., M.S., and Ph.D. from Bar-Ilan University.

Michael Paas

Michael Paas is life sciences executive with experience in biopharmaceutical companies and in strategy consulting. Currently, he leads the Value & Access organization at AbbVie, a publicly traded biopharmaceutical company. Previously, he served in leadership positions for global market access and pricing at Regeneron and Bristol-Myers Squibb. He received a B.A. from The Johns Hopkins University, an M.P.H. from the Columbia Mailman School of Public Health, and an M.B.A. from the Columbia Business School.

Winston Churchill

Winston Churchill is a long-time investor in in numerous private and publicly traded companies. He has been the managing general partner of SCP Partners, a multi-stage venture capital firm since its founding in 1996. Currently, he is also Board member of three public companies: Amkor Technology, Inc. (Nasdaq: AMKR), Innovative Solutions & Support, Inc. (Nasdaq: ISSC) and Recro Pharma, Inc. (Nasdaq: REPH). Previously, he served as Board member of MedStar Health, a $5.6 billion regional healthcare system based in Maryland. He received a B.S. from Fordham University, an M.A. in Economics from Oxford University as a Rhodes Scholar, and a J.D. degree from Yale Law School.

Ariel Zamir

Ariel Zamir is an artificial intelligence and deep learning leader with commercial deployment experience. Currently, he is the Chief Operating Officer and Israel General Manager of Cognigo, an A.I.-driven data protection platform that was acquired by NetApp in 2019. Previously, Ariel was the Vice President of Research & Development at Fifth Dimension and Research & Development Team Leader at Verint Systems. He received an M.B.A. from Kellogg-Recanati International.

Code of Ethics

On August 31, 2021, our Board adopted a Code of Ethics which is available on our internet website at http://www.marpaihealth.com under the Governance & Management section.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common shares, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

We have reviewed all forms provided to us or filed with the SEC. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

Stockholder Communications

Stockholders may communicate with the Board generally or a specific director at any time by writing to: Marpai, Inc., at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, Attention: Yoram Bibring. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Yoram Bibring, Chief Financial Officer of the Company, at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders’ meetings.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance.

Certain Relationships and Related Transactions

In addition to the compensation arrangements described elsewhere herein, the following is a description of each transaction since January 1, 2020 or any currently proposed transaction in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons had, or will have, a direct or indirect material interest.

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. All related person transactions are approved by our Board and the Audit Committee.

Purchase and Reorganization Agreement

On April 1, 2021, we entered into the Purchase and Reorganization Agreement with Mr. Gonzalez, our Chief Executive Officer, Mr. Eitan, our current Chairman of the Board, Dr. David, our Chief Science Advisor, and other then stockholders and holders of convertible notes of Marpai Health, Continental Benefits, WellEnterprises USA, LLC, and for the sole purposes of a joinder in connection with the Guaranteed Obligations, HillCour, Inc. (“HillCour”). On May 7, 2021, parties entered into an addendum to the Purchase and Reorganization Agreement to correct interest miscalculations on certain Original MH Notes. Pursuant to the terms of the Purchase and Reorganization Agreement, we acquired all of the outstanding capital stock of Marpai Health and all of the outstanding membership interests of Continental Benefits. Prior to the Closing of the Acquisition in April 2021, Continental Benefits was 100% owned by WellEnterprises USA LLC which was 100% owned by HillCour. HillCour is 100% owned by HillCour Holding Corporation. Our Director, Damien Francis Lamendola, is the indirect majority owner of WellEnterprises USA, LLC and HillCour, and the direct majority owner of HillCour Holding Corporation. Giving effect to the conversion of the New Notes and the June 2021 Notes, Mr. Lamendola beneficially owns approximately 51.7% of the outstanding capital stock of Marpai, Inc.

Power of Attorney and Proxy

We and (i) HillCour Investment Fund, LLC and WellEnterprises USA, LLC (together, the “HillCour Founding Group”) and (ii) Eli David, Yaron Eitan, Edmundo Gonzalez and Grays West Ventures LLC (collectively, the “Grays Founding Group,” and together with the HillCour Founding Group, the “Co- Founders”) entered into an Agreement Relating to Voting Power Between Co-Founders of Marpai, Inc. and Grant of a Power of Attorney and Proxy (“Power of Attorney and Proxy”). Pursuant to the Power of Attorney and Proxy, the HillCour Founding Group granted the Grays Founding Group the right to vote 1,560,237 shares of our Class A common stock it held (“Proxy Shares”) on all matters relating to any of the following: (i) change to the composition of our Board; (ii) sale of all or substantially all of our assets or capital stock, or a merger involving us; (iii) replacement of our CEO or other executive officers; (iv) amendment or approval of any corporate documents or agreements in connection with our corporate structure or capital raising activities; (v) approval of our annual budget and business plan; and (vi) our acquisition, joint venture, or other collaborative agreements. Consequently, the HillCour Founding Group and the Grays Founding Group currently have the right to vote 3,913,268 and 3,913,263 shares of our capital stock, respectively. The Power of Attorney and Proxy also provides that the number of Proxy Shares is subject to adjustment from time to time so as to maintain as much as possible, equal voting power in us between the HillCour Founding Group on the one hand and the Grays Founding Group on the other, subject to certain exceptions related to transfer of shares by the parties. The Power of Attorney and Proxy is irrevocable and will remain in full force and effect until the earlier of (i) consummation of the sale of all or substantially all of our assets, or the acquisition of us by a third party (by way of stock acquisition, merger, recapitalization or otherwise), or (ii) the time when the Grays Founding Group collectively owns fewer than 1,882,420 shares of our capital stock. For as long as this Power of Attorney and Proxy remains in effect, the HillCour Founding Group and the Grays Founding Group are therefore deemed to be a “group” under Rule 13d-5(d) of the Exchange Act.

Pursuant to this Power of Attorney and Proxy, the Co-Founders have also agreed to vote all their shares for the election of (a) Damien Francis Lamendola (or another nominee of the HillCour Founding Group), (b) Edmundo Gonzalez; and (c) Yaron Eitan (or up to two other nominees of the Grays Founding Group) as our directors. Pursuant to this Power of Attorney and Proxy, the Co-Founders collectively hold an aggregate of more than 70% of the voting power of our common stock and therefore, we can be classified as a “controlled company” under the rules of the Nasdaq Capital Market.

Transition Services Agreement

On April 1, 2021, in order to enable Continental Benefits and its employees to continue to operate in an effective manner immediately following the Acquisition, we entered into a Transition Services Agreement with WellEnterprises, LLC, HillCour, LLC and Continental Benefits, pursuant to which WellEnterprises, LLC and HillCour, LLC provide Continental Benefits transitional services through May 31, 2021 and in return, we pay HillCour, LLC for the time spent by employees and third party service providers on a cost- incurred basis. On May 7, 2021, we entered into a supplemental Transition Service Agreement whereby HillCour agreed to provide additional treasury and banking services to us through July 1, 2021 at a rate of $6,000 per month.

HillCour’s Financial Support

In March 2021, in connection with the audit of Marpai Health and Continental Benefits, HillCour gave the March Support Letters to each of Marpai Health and Continental Benefits agreeing to provide (i) Marpai Health capital to fund its operating expenses until April 2022 if the Company is unable to secure enough funding or revenue to fund Marpai Health’s operations, which was projected at the time to be approximately between $3.5 million and $4.5 million, and (ii) Continental Benefits capital to fund its operations through April 30, 2022, which was projected at the time to be between $6.5 million and $8.0 million.

In May 2021, the two March Support Letters were superseded by HillCour’s May Support Letter which that if Marpai, Inc. fails to (i) raise sufficient capital through private rounds of financings, or (ii) secure sufficient operating cash to fund its operating expenses, HillCour, subject to such further conditions, and in a form to be mutually determined, will provide Marpai, Inc. funding and financial support necessary to pay for its operating expenses so Marpai, Inc. is able to continue to operate in its normal course of business through July 31, 2022.

In August 2021, HillCour’s May Support Letter was superseded by its August Support Letter which provides that if Marpai, Inc. fails to (i) raise sufficient capital through private rounds of financings, or (ii) secure sufficient operating cash to fund its operating expenses, HillCour, subject to such further conditions, and in a form to be mutually determined, will provide Marpai, Inc. funding and financial support necessary to pay for its operating expenses so Marpai, Inc. is able to continue to operate in its normal course of business through September 2022.

On July 29, 2021, Marpai, Inc. issued to HillCour Investment Fund LLC a promissory note in the principal amount of up to $3,000,000 (the “HillCour Promissory Note”). Interest on the HillCour Promissory Note accrues at the rate of 6% per annum. All outstanding principal and accrued interests thereunder shall become due and payable on the earlier of (i) January 29, 2022, or (ii) closing of the IPO. As of March 30, 2022, $3,000,000 of the HillCour Promissory Note has been drawn down. In connection with the issuance of the HillCour Promissory Note, Marpai, Inc. also issued to HillCour Investment Fund, LLC warrants to purchase a number of unregistered Class A common stock equal to the quotient of (i) 30% of the outstanding principal amount of the HillCour Promissory Note, divided by (ii) the per share offering price of the Class A common stock in the IPO. These warrants will be exercisable into 225,000 unregistered shares of the Company’s Class A common stock at an exercise price of $4.00 per share.

Consulting Agreement

In January 2021, Marpai Health entered into a consulting agreement with BrightMark Consulting, LLC (“BrightMark”), for certain marketing and branding services based on approved initiatives within Marpai’s marketing budget. Ms. Lucas, a former member of our Board of Directors, is the Chief Executive Officer of BrightMark. Marpai Health pays an hourly fee ranging from $125 to $350 for branding services on a cost-incurred basis. As of March 2021, Marpai Health and BrightMark terminated their consulting agreement and continued the engagement of BrightMark on an as needed basis. As of December 31, 2021, the Company paid an aggregate of $1,725,000 to BrightMark for its services.

Consulting Fees

The Company receives consulting services from various shareholders and directors, including Edmundo Gonzalez and Yaron Eitan. The total cost of these consulting services for the years ended December 31, 2021 and 2020 was approximately $1,100,000 and $436,000, respectively. The accounts payable to these certain shareholders as of December 31, 2021 and December 31, 2020 was approximately $297,267 and $16,000, respectively, and are included in accounts payable on the accompanying consolidated balance sheets.

In April 2021, Marpai Health entered into a consulting agreement with Yaron Eitan for certain management consulting services where Marpai Health pays Mr. Eitan a monthly retainer of $15,000. Effective April 21, 2021, Marpai Health agreed to pay Mr. Eitan an additional fee of $7,750 per month for a total of $22,750 per month, payable until the earlier of company or Mr. Eitan decide to terminate or March 31, 2022.

Sublease

The company entered into sublease with Emporus Technologies, Ltd, in which Yaron Eitan, the Company’s chairman serves as a chairman. The total sublease income for the years ended December 31, 2021 and 2020 was approximately $69,000 and $97,000, respectively. The accounts receivable as of December 31, 2021 and 2020 was approximately $41,000 and $77,000, respectively, and is included in other receivables on the accompanying consolidated balance sheets.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued for the fiscal years ending December 31, 2021 and 2020 to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation	Total ($)
Edmundo Gonzalez, Chief Executive Officer and Director (2)	2020	—	—	(3)	$181,500	$181,500
	2021	$218,139	—		$69,667	$287,806
Mordechai Geva, Former Chief Technology Officer (4)	2020	$226,427	—			$226,427
	2021	$293,364	—			$293,364
Arthur Hoath, IV, Chief Revenue Officer (5)	2020	$—	—	—		$—
	2021	$245,191	—	$125,404		$370,595
Yoram Bibring, Chief Financial Officer (6)	2020	$—	—	—		$—
	2021	$76,500	$50,000	$117,378		$243,878

(1)	The amounts reported represent the aggregate grant date fair value of the restricted stock awards, in each case, calculated in accordance with Financial Accounting Standards Board (FASB), Accounting Standards Codification, Topic 718.
(2)	Edmundo Gonzalez joined Marpai Health as Chief Executive Officer since its inception in February 2019, and continues in this role with Marpai. This amount includes cash salary payments of $20,000 per month for CEO services as a consultant under a consulting agreement between Marpai Health and Grays West Ventures LLC dated July 29, 2019.
(3)	Edmundo Gonzalez was awarded 822,581 shares of Marpai Health’s restricted stock for an aggregate purchase price of $18.06 under the terms of a Restricted Stock Purchase Agreement dated July 29, 2019. Mr. Gonzalez was issued 822,581 shares of our Class B common stock in exchange for his 822,581 restricted shares of Marpai Health on April 1, 2021.
(4)	Mordechai Geva joined Marpai Health as Chief Technology Officer in March 2019 and departed from this role with Marpai on September 1, 2021. This amount includes monthly payments of NIS 64,800 ($20,153, based on an exchange ratio of $0.311:1 NIS as of September 2, 2021) plus VAT per month for services as Chief Technology Officer under a consulting agreement between Marpai and Keystone Systems Ltd., dated July 29, 2019. Mordechai Geva was awarded 455,582 shares of Marpai Health’s restricted stock for an aggregate purchase price of $10.00 under the terms of a Restricted Stock Purchase Agreement dated July 29, 2019. Mr. Geva was issued 100,000 shares of our Class A common stock in exchange for his 100,000 restricted shares of Marpai Health on April 1, 2021.
(5)	Arthur Hoath, IV joined Marpai as Chief Revenue Officer in April 2021, and continues in this role. Mr. Hoath, IV did not receive compensation of any kind from Marpai, or our subsidiaries, in 2020. He was awarded 182,233 share of stock option under Global Stock Incentive Plan for exercise price of $2.58 per share on May 7, 2021.
(6)	Yoram Bibring joined Marpai as Chief Financial Officer on September 1, 2021 and continues in this role. Mr. Bibring did not receive compensation of any kind from Marpai, or our subsidiaries, in 2020. he was awarded 80,000 share of stock option under Global Stock Incentive Plan for exercise price of $4 per share date October 26,2021.

All compensation awarded to our executive officers was independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Chief Executive Officer

On July 29, 2019, we entered into a one-year consulting agreement with Grays West Ventures LLC for consulting services from our Chief Executive Officer, Edmundo Gonzalez, which automatically renewed after an initial one-year term until April 1, 2021. Mr. Gonzalez received an annual base salary of $20,000 per month in each of 2019 and 2020, and compensation in the form of the right to purchase 822,581 shares of Marpai Health’s common stock in 2019. No equity awards were granted to Mr. Gonzalez during 2020. Mr. Gonzalez did not receive any annual bonus during the fiscal years ended December 31, 2019 and December 31, 2020. Mr. Gonzalez received benefits equal to $4,533.52 in 2019, and $14,197.81 in 2020.

On April 1, 2021, we entered into an at-will employment agreement with Mr. Gonzalez, which remains in effect. Mr. Gonzalez receives a base salary of $350,000 per year, and he may receive an annual bonus based on mutually agreed performance targets. Mr. Gonzalez receives participation in the company’s self-insured group medical and dental plan, a 401k plan with 5% contribution match by the company (up to allowed limits), and short-term and long-term disability benefits.

Mr. Gonzalez’s employment agreement provides that that he will be entitled to severance if we terminate his employment without “Cause” (as defined in the employment agreement), if he terminates his employment for “Good Reason” (as defined in the employment agreement), or following his death or permanent disability. In any event in which Mr. Gonzalez is entitled to severance pursuant to these provisions, we shall continue to pay Mr. Gonzalez his then-in-effect base salary and provide benefit continuation at our expense for a period of six months from the date of termination of employment if during his first year of employment; for a period of nine months from the date of termination of employment if terminated on or after the one-year anniversary but before the two-year anniversary of his employment date; and for twelve months from the date of termination of employment if he is terminated after the two-year anniversary of his employment. Any severance payable to Mr. Gonzalez shall be payable in equal installments in the same manner and in our regular payroll cycle as other salaried executive employees are paid.

Chief Financial Officer

On June 17, 2021, we entered into an at will employment agreement with our Chief Financial Officer, Yoram Bibring, which remains in effect. Mr. Bibring has served as our Chief Financial Officer since September 1, 2021 and he receives a base salary of $255,000 per year. He may receive an annual bonus that is equal to 50% of the annualized rate of his base salary with the exception of Mr. Bibring’s target 2021 bonus, which is $75,000, based on mutually agreed performance targets. Mr. Bibring’s employment agreement also includes compensation in the form of 125,000 options to purchase Class A common stock, under our 2021 Global Share Incentive Plan, which will vest over four years. On October 26, 2021 Mr. Bibring was granted 80,000 options with an exercise price of $4.00 per share, with 15,625 vesting at the six-month anniversary of his initial employment, an additional 15,625 vesting at the first anniversary of his initial employment date, 2,566 vesting at each of the following 19 months after the first anniversary. The remaining 45,000 options are expected to be granted when and if our shareholders approve the increase of the pool reserved under the 2021 Global Share Incentive Plan. These options will vest in 17 equal monthly installments of 2,647 options commencing on May 1, 2024. Mr. Bibring’s employment agreement provides that full vesting will take place if Marpai is sold or otherwise in the event of a change in control of Marpai. Mr. Bibring receives participation in the company’s self-insured group medical and dental plan, a 401k plan with 5% contribution match by the company (up to allowed limits), and short-term and long-term disability benefits.

Mr. Bibring’s employment agreement provides that he will be entitled to severance if we terminate his employment of: (1) twelve months of his salary, target bonus and benefits, if Marpai is sold or in the event of a change of control of Marpai that results in his termination within 24 months; or (2) six months, for any other situation where we terminate his employment without cause. Any severance payable to Mr. Bibring shall be payable in equal installments in the same manner and in our regular payroll cycle as other salaried executive employees are paid.

Former Chief Technology Officer

We entered into an indefinite consulting agreement with our former Chief Technology Officer, Mordechai Geva, through our subsidiary, EYME Technologies, Ltd. on July 29, 2019, which was terminated on September 1, 2021. Under the terms of this consulting agreement, Mr. Geva provided services to the Company as an independent contractor, through his wholly-owned company, Keystone Systems Ltd. Mr. Geva received a base salary of NIS 64,800 ($20,153, based on an exchange ratio of $0.311:1 NIS:1 NIS as of September 2, 2021) plus VAT per month in each of 2019 and 2020, and compensation in the form of the right to purchase 455,582 shares of Marpai Health’s common stock. Mr. Geva did not receive any annual bonus during the fiscal years ended December 31, 2019 and December 31, 2020. No equity awards were granted to Mr. Geva during 2020. Mr. Geva’s compensation was paid to his wholly owned company, Keystone and he was responsible for all of his own benefits.

On March 24, 2021, we entered into an at will employment agreement with Mr. Geva. Mr. Geva received an annual base salary of NIS 56,250 ($17,494, based on an exchange ratio of $0.311:1 NIS as of September 2, 2021) plus social benefits per month. Mr. Geva was entitled to receive Pension Insurance not to exceed 15.83% of his salary and Study Fund contributions not to exceed 7.5% (but in any event, not more than the maximum amount allowable under the tax regulations without causing any tax liability). This employment agreement was mutually terminated on August 31, 2021.

Under the terms of the March 24, 2021 employment agreement, Mr. Geva will receive severance payment equal to two months’ pay.

Chief Revenue Officer

We entered into an at will employment agreement with our Chief Revenue Officer, Arthur Hoath, IV, on March 9, 2021, which remains in effect. Mr. Hoath will receive a base salary of $240,000 per year, and compensation in the form of 40,000 options to purchase Class A common stock, under the company’s 2019 Global Share Incentive Plan. These 40,000 options will vest over four years with 25% vesting on the first anniversary, and 75% vesting monthly over the following 36 months. The exercise price per share shall be that of the company’s IPO price Mr. Hoath received a signing bonus of $15,000, and he may receive a bonus of up to $90,000, for a Year 1 advance and mutually agreed commissions on net revenue. Mr. Hoath receives participation in the company’s self-insured group medical and dental plan, a 401k plan with 5% contribution match by the company (up to allowed limits), and short-term and long-term disability benefits.

President of Marpai Labs

On July 4, 2021, we entered into an at will employment agreement with our President of Marpai Labs, Alice Perola Roth, which remains in effect. Ms. Roth receives a base salary of $70,000 NIS ($21,770, based on an exchange ratio of $0.311:1 NIS as of September 2, 2021) per month, and she may receive an annual bonus that is equal to 20% of the annualized rate of her base salary, based on mutually agreed performance targets. Ms. Roth’s employment agreement also includes compensation in the form of 125,000 options to purchase Class A common stock, under the company’s 2021 Global Share Incentive Plan, which are expected to be granted following the next increase of the 2021 Global Share Incentive Plan pool. These 125,000 options will vest over four years with 25% of the options vesting on the first anniversary of the grant, 2,604 vesting at each of the following 35 months after the first anniversary, and 2,610 vesting at month 36. Ms. Roth receives executive benefits including group medical and dental insurance offered to all full-time salaried employees.

Ms. Roth’s employment agreement provides that that she will be entitled to severance if we terminate her employment in an amount equal to three months’ salary and social benefits. Any severance payable to Ms. Roth shall be payable in equal installments in the same manner and in our regular payroll cycle as other salaried executive employees are paid.

President, Product and Development

Effective February 28, 2022, the Company engaged Lutz Finger to serve as its President, Product Development. Mr. Finger’s initial term of employment will be for a period of two (2) years and will automatically renew for successive one (1) year periods unless either party delivers a notice of non-renewal at least one (1) month prior to the expiration of the then current period. Mr. Finger’s employment may be terminated due to his death, disability, voluntary termination, or termination by the Company for cause or without cause.

Mr. Finger will be paid an annual base salary of three hundred twenty-five thousand dollars ($325,000) per year and will be eligible for a bonus of up to 50% of his base salary depending on performance metrics as may be determined by the Company’s board of directors or compensation committee. In addition, Mr. Finger will be paid a sign on bonus (the “Sign on Bonus”) of two hundred and fifty thousand dollars ($250,000), payable in cash or shares of the Company’s Class A common stock, at the Company’s discretion. If paid in cash, such Sign on Bonus shall be paid within fifteen (15) days following the start date of his employment, and if paid in shares such issuance shall be made following the twelve (12) month anniversary of the start date of his employment. If Mr. Finger’s employment with the Company is terminated for reasons other than by the Company without cause, by Mr. Finger for good reason, or due to Mr. Finger’s death or disability, within the first (12) months of his employment, the Sign on Bonus will be repaid to the Company in full.

In addition, if the Company elects to renew Mr. Finger’s employment upon the expiration of the initial two-year term, the Company has agreed to pay Mr. Finger a one-time renewal bonus (the “Renewal Bonus”) of two hundred and fifty thousand dollars ($250,000) payable in cash or shares of the Company’s Class A common stock, at the Company’s discretion. If paid in cash, such Renewal Bonus shall be paid within fifteen (15) days following the second anniversary of the start date of his employment, and if paid in shares such issuance shall be made following the twenty-four (24) month anniversary of the start date of his employment, subject to a twelve (12) month restriction period. If Mr. Finger’s employment with the Company is terminated for reasons other than by the Company without cause, by Mr. Finger for good reason, or due to Mr. Finger’s death or disability, within the second and third anniversaries of the start date of his employment, the Renewal Bonus will be repaid to the Company in full.

Pursuant to his employment agreement, and subject to the approval of the Company’s board of directors, Mr. Finger will also be eligible to receive a restricted stock grant (the “Initial Grant”) of a number of shares of Class A common stock equal to two million dollars ($2,000,0000) in the aggregate. The Initial Grant will vest in equal quarterly installments during the twelve (12) month period following the start date of his employment. Pursuant to his employment agreement, and subject to the approval of the Company’s board of directors, Mr. Finger will also be eligible to receive a restricted stock grant on the one-year anniversary of his start date of employment (the “Additional Grant”) of a number of shares of Class A common stock equal to two million dollars ($2,000,0000) in the aggregate. The Additional Grant will vest in equal quarterly installments during the twelve (12) month period following the one (1) year anniversary of the start date of his employment. The Initial Grant and the Additional Grant are intended to be issued pursuant to the Company’s 2021 Global Stock Incentive Plan and are subject to accelerated vesting in the event of a change of control of the Company. In addition, with respect to the Initial Grant and the Additional Grant, in the event the market price per share on any vesting date is less than the price per share on the date of such Initial Grant and Additional Grant (each such price, the “Grant Date Price”), then the Company will issue Mr. Finger the difference in value in cash or shares of Class A common stock at the Company’s election, such that the vested amount of such grant is equal to the product of the vesting shares for that quarter multiplied by the Grant Date Price.

In the event Mr. Finger’s employment is terminated without cause, the Company does not offer to renew his employment agreement after the expiration of the initial two year term or any one (1) year successive term or if Mr. Finger terminates his employment for good reason, Mr. Finger will be entitled to receive a severance payment of six (6) months of his base salary (paid in regular installments), the payment of any earned, but unpaid, annual bonus, and the issuance of the balance of the shares of the Initial Grant or Additional Grant that would have vested as of such termination date.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our Company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

 Director Compensation

None of our current three directors has received any compensation for services as a member of the Board of Directors of either Marpai Health or Continental Benefits during the past two fiscal years. Our directors are and will continue to be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf.

On March 30, 2022, our Board, upon the recommendation of our Compensation Committee, approved the change of our independent directors’ compensation to an annual fee of $50,000, payable quarterly.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2021.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2021; (2) discussed with the Independent Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Audit Committee members:

Gonen Antebi, Chairman Vincent Kane Coleen DiClaudio

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees for services provided by our independent registered public accounting firm to the Company and paid in the last two fiscal years were as follows:

	Year ended		Year ended
	December 31,		December 31,
	2021		2020
Audit Fees		$443,170		$67,146
Audit-Related Fees	$	None	$	None
Tax Fees	$	None	$	None
All Other Fees	$	None	$	None
Total Fees		$443,170		$67,146

Audit Fees. These fees were for professional services in connection with the audit of the annual financial statements and quarterly reviews of the financial statements included in Form 10-Q. Also includes fees for consents and comfort letters related to registration payments and review of documents filed with the SEC.

Audit-Related Fees. None

Tax Fees. None

All Other Fees. None

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our audit committee; or

2.	entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the services were rendered.

As of December 31, 2021, we have accrued approximately $135,000 for the annual audit fees for the fiscal year ended December 31,2021, which we expect to pay UHY LLP during fiscal year 2022.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2022 by: (1) each person who is known by us to own beneficially more than 5% of our common stock; (2) each of our current directors and each director nominee; (3) each of our Named Executive Officers listed below under “Compensation of Executive Officers and Directors-Summary Compensation Table”; and (4) all of our directors and executive officers as a group. On such date, we had 20,299,727 shares of common stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following April 6, 2022. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (1) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of common stock listed as owned by that person or entity and (2) the address of each of the individuals named below is: c/o Marpai, Inc., 5701 East Hillsborough Ave., Suite 1417, Tampa, FL, 33610-5428.

			Percentage
			Of Shares
	Beneficial Number of		Beneficially
Name of Beneficial Owner	Shares(1)		Owned
Directors and Named Executive Officers
Edmundo Gonzalez	1,532,839	(2)	7.4%
Yaron Eitan	887,607	(3)	4.3%
Ronnie S. Brown	45,555	(4)	*
Yoram Bibring	20,625	(5)	*
Alice Perola Roth	—		—
Art Hoath	—		—
Damien Francis Lamendola	6,254,129	(6)	30.3%
Gonen Antebi	—		—
Coleen DiClaudio	—		—
Lutz Finger	—		—
Vincent Kane	54,760		*
Mohsen Moazami	—		—
All Directors and Executive Officers as a Group (12 Persons)	8,829,149	(7)	41.4%

*	less than 1%
#	Director
+	Named Executive Officer

(1)

Based on 20,299,708 common shares issued and outstanding as of April 6, 2022. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Consists of (i) 840,079 shares of the Class A common stock, held directly by Edmundo Gonzalez, (ii) 313,110 shares of the Company’s common stock held by Grays West Ventures LLC (“Grays West”), of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power, and (iii) 379,650 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.90 per share expiring on February 9, 2026 held by Grays West, of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power.

(3)	Consists of (i) 659,816 shares of the Class A common stock, held directly by Yaron Eitan and (ii) 227,791 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.90 per share expiring on February 9, 2026.

(4)	Consists of options to purchase 91,116 shares of Class A common stock, exercisable at $2.58 per share, of which 45,555 are vested.

(5)	Consists of (i) 5,000 shares of the Class A common stock and (ii) options to purchase 80,000 shares of Class A common stock, exercisable at $4.00 per share, of which 15,625 are vested.

(6)	Comprised of (i) 2,162,968 shares of Class A common stock, held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, (ii) 3,726,695 shares of the common stock held directly by WellEnterprises USA, LLC, a wholly owned subsidiary of HillCour, Inc., which is wholly owned by HillCour Holdings LLC (f/k/a HillCour Holding Corporation) (“HillCour Holdings”), a corporation controlled by Mr. Lamendola, and Mr. Lamendola holds the voting and dispositive power over the securities held by WellEnterprises USA, LLC, and (iii) 364,466 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.43 per share expiring on January 17, 2025 held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power.

(7)	Consists of 7,796,062 shares of Class A common stock, 971,907 shares of common stock issuable upon the exercise of warrants and options to purchase 61,180 shares of common stock.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2023 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 5701 East Hillsborough Ave, Suite 1417, Tampa, FL 33610, no later than December 7, 2022 and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board in connection with our 2022 Annual Meeting of Stockholders will confer on the named proxies discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary by February 20, 2023.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at (646) 303-3483.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE.  A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Edmundo Gonzalez
Edmundo Gonzalez
Chief Executive Officer

Tampa, Florida

April 7, 2022

Annex A

 FIRST AMENDMENT TO

2021 GLOBAL STOCK INCENTIVE PLAN

WHEREAS, Marpai, Inc. (the “Company”) maintains the Company’s 2021 Global Stock Incentive Plan (the “Incentive Plan”);

WHEREAS, the Board of Directors (the “Board”) and the Compensation Committee of the Board has determined that it is in the best interests of the Company to amend the Incentive Plan to increase the maximum number of shares of the Company’s common stock authorized to be issued under the Incentive Plan by 6,300,000, from 1,503,421 to 7,803,421; and

WHEREAS, pursuant to Section 13 of the Incentive Plan, an amendment that materially increases the aggregate number of shares that may be issued under the Incentive Plan generally must be approved by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules.

NOW, THEREFORE, effective as of the date of approval by a majority of votes cast by the stockholders of the Company in accordance with applicable stock exchange rules, the Incentive Plan is hereby amended in the following particulars:

1.	Section 5 of the Incentive Plan is deleted in its entirety and replaced with the following:

7,803,421 shares of Stocks shall be reserved hereunder from time to time. Any Stocks under the Plan, in respect of which the right hereunder of a Participant to purchase and/or receive the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Stocks that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Stocks to meet the requirements of the Plan.

2.	In all other respects the Incentive Plan shall remain unchanged and in full force and effect.

A-1

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EDMUNDO GONZALEZ AND YORAM BIBRING, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF MARPAI, INC. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 6, 2022, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2022 AT 11:00 a.M. EASTERN TIME AT OUR U.S. OFFICE, LOCATED At 5701 east hillsborough ave, suite 1417, tampa, fl 33610, OR ANY ADJOURNMENT THEREOF

1.         Election of Edmundo Gonzalez, Yaron Eitan, Damien Francis Lamendola, Gonen Antebi, Mohsen Moazami, Vincent Kane, and Coleen DiClaudio to hold office until the 2023 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Edmundo Gonzalez

☐ FOR	☐ AGAINST	☐ ABSTAIN

Yaron Eitan

☐ FOR	☐ AGAINST	☐ ABSTAIN

Damien Francis Lamendola

☐ FOR	☐ AGAINST	☐ ABSTAIN

Gonen Antebi

☐ FOR	☐ AGAINST	☐ ABSTAIN

Mohsen Moazami

☐ FOR	☐ AGAINST	☐ ABSTAIN

Vincent Kane

☐ FOR	☐ AGAINST	☐ ABSTAIN

Coleen DiClaudio

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.        To consider and vote to amend the Company’s 2021 Global Stock Incentive Plan, to increase the number of shares authorized for issuance under the 2021 Global Stock Incentive Plan by 6,300,000 shares from 1,503,421 to 7,803,421.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.        To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.        To recommend, by a nonbinding advisory vote, the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of our named executive officers.

☐ EVERY YEAR	☐ EVERY TWO YEARS	☐ EVERY THREE YEARS	☐ ABSTAIN

5. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting http://www.astfinancial.com; if a beneficial holder by visiting http://www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.